Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 3, 2017 with respect to the financial statements of Moleculin Biotech, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-219434. We consent to the incorporation by reference of the aforementioned report in this Amendment No. 1 to Registration Statement No. 333-219434, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Houston, Texas

August 11, 2017